                                   EXHIBIT (8)


         [LETTERHEAD OF JENKENS & GILCHRIST, A PROFESSIONAL CORPORATION]





                                   May 4, 2000



Board of Directors
Pacific Capital Bancorp
200 East Carrillo Street
Santa Barbara, California 93101

         Re:      Pacific Capital Bancorp - Registration Statement on Form S-4:


Ladies and Gentlemen:

         We have acted as special counsel to Pacific Capital Bancorp, a California corporation ("Pacific"), in connection with the proposed merger (the "Merger") of Interim San Benito, Inc., a California corporation and wholly owned subsidiary of Pacific ("Newco"), with and into San Benito Bank, a California banking corporation ("San Benito") and the registration of 1,830,500 shares of the common stock of Pacific ("Pacific Common Stock") that may be issued pursuant to the Agreement and Plan of Reorganization (the "Reorganization Agreement") dated February 3, 2000, all as described in the Form S-4 registration statement filed with the Securities and Exchange Commission (the "Commission") on May 4, 2000 (as thereafter amended from time to time and together with all exhibits thereto, the "Registration Statement"). Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

         Set forth below are our opinions and the assumptions and documents upon which we have relied in rendering our opinions.

         A.       DOCUMENTS REVIEWED

         In connection with the opinions rendered below, we have reviewed and relied upon the following documents:

                  1. the Registration Statement,

                  2. the Reorganization Agreement,

                  3. the form of Agreement and Plan of Merger to be entered into by and between Newco and San Benito, and joined in by Pacific (the "Merger Agreement"),

                  4. the Certificates of Pacific and San Benito attached hereto as Exhibit "A" and Exhibit "B," respectively (collectively, the "Certificates"), and

                  5. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

         B.       ASSUMPTIONS

         In connection with the opinions rendered below, we have assumed:

                  1. that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and deliver such documents; and

                  2. that the Merger and the other transactions specified in the Reorganization Agreement will be consummated as contemplated in the Reorganization Agreement, without waiver of any material provision thereof.

         C.       OPINIONS

         Based solely upon the documents and assumptions set forth above, and conditioned upon the initial and continuing accuracy of the factual representations set forth in the Certificates as of the date hereof and as of the date of the Effective Time of the Merger, it is our opinion that for United States federal income tax purposes:

                  1. The Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

                  2. Based on the Merger qualifying as a reorganization within the meaning of Section 368(a) of the Code:

                           (a) Pacific and San Benito will each be a party to
                  the reorganization within the meaning of Section 368(c) of the Code.

                           (b) No gain or loss will be recognized by the holders
                  of San Benito Common Stock upon the receipt of Pacific Common Stock except for cash received in lieu of fractional shares.

                           (c) The aggregate tax basis of the shares of Pacific
                  Common Stock received by a San Benito stockholder will be equal to the aggregate tax basis of San Benito Common Stock exchanged therefore, excluding any basis allocable to a fractional share of Pacific Common Stock for which cash is received.

                           (d) The holding period of the shares of Pacific
                  Common Stock received by a San Benito stockholder will include the holding period or periods of San Benito Common Stock exchanged therefore, provided that the San Benito Common Stock is held as a capital asset within the meaning of Section 1221 of the Code at the Effective Date of the Merger.

         D.       LIMITATIONS

                  1. Except as otherwise indicated, the opinions contained in this letter are based upon the Code and its legislative history, the Treasury regulations promulgated thereunder (the "Regulations"), judicial decisions, and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial, or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

                  2. The opinions expressed herein represent counsel's best legal judgment and are not binding upon the Internal Revenue Service or the courts and are dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances, the assumptions made and the factual representations contained in the Certificates. To the extent that any of the factual representations provided to us in the Certificates is with respect to matters set forth in the Code or the Regulations, we have reviewed with the individuals making such factual representations the relevant portions of the Code and the applicable Regulations and are reasonably satisfied that such individuals understand such provisions and are capable of making such factual representations. We have made no independent investigation of the assumptions set forth above, or the facts contained in the documents, the factual representations set forth in the Certificates, the Registration Statement or the Reorganization Agreement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such assumptions, facts or documents in a material way. Any material inaccuracy or incompleteness in these documents, assumptions or factual representations (whether made by any or all of Pacific or San Benito) could adversely affect the opinions stated herein.

                  3. No opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Reorganization Agreement.

                  4. This opinion letter is issued for your benefit and the benefit of the shareholders of Pacific and no other person or entity may rely hereon without our express written consent. This opinion letter may be filed as an exhibit to the Registration Statement. Furthermore, we consent to the reference to Jenkens & Gilchrist, a Professional Corporation, under the captions "Opinions - Tax Matters" and "The Acquisition - Federal Income Tax Consequences." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                                      Very truly yours,

                                                      JENKENS & GILCHRIST,
                                                      a Professional Corporation


                                                      By: /s/ William P. Bowers
                                                         -----------------------
                                                            William P. Bowers,
                                                            Authorized Signatory